HEI Exhibit 10.10(a)

HAWAIIAN ELECTRIC INDUSTRIES, INC.

EXCESS PAY PLAN

Addendum for Constance H. Lau

WHEREAS, Ms. Lau is the President and Chief Executive Officer of Hawaiian Electric Industries, Inc. (“HEI”);

WHEREAS, HEI sponsors and Ms. Lau is a participant in the Hawaiian Electric Industries, Inc. Supplemental Executive Retirement Plan (the “SERP”);

WHEREAS, HEI has frozen the SERP effective December 31, 2008, and Ms. Lau will not accrue benefits under the SERP after that date;

WHEREAS, HEI also sponsors the Hawaiian Electric Industries, Inc. Excess Pay Plan (the “Excess Pay Plan”), which provides non-tax-qualified deferred compensation benefits to a select group of highly compensated management employees of HEI and its subsidiaries in excess of the tax-qualified retirement benefits that can be provided to such employees because of the limitations in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended;

WHEREAS, historically the President and Chief Executive Officer of HEI has participated in the SERP and not in the Excess Pay Plan, which is generally limited to executive officers of HEI and its subsidiaries who are subordinate to the President and Chief Executive Officer;

WHEREAS, incident to the freeze of benefit accruals under the SERP effective December 31, 2008, HEI wishes to provide Ms. Lau with Excess Pay Plan benefits beginning January 1, 2009; and

WHEREAS, HEI provides participant-specific benefits to certain Excess Pay Plan participants through Appendix I of the Excess Pay Plan;

NOW, THEREFORE, HEI and Ms. Lau agree as follows:

1. Ms. Lau shall be a participant in the Excess Pay Plan effective January 1, 2009.

2. Ms. Lau’s Excess Pay Plan benefit shall be determined in accordance with the provisions of the Excess Pay Plan as amended effective January 1, 2009, and as further amended hereafter, subject to the following adjustments:

a. Clause (a)(iii) in Article II of the Excess Pay Plan, which generally excludes from eligibility for participation any person who is entitled to a benefit under the SERP, shall not apply to Ms. Lau.

b. As of January 1, 2009, solely for purposes of determining Ms. Lau’s Excess Pay Plan benefit:

i. Ms. Lau shall be treated as if she had no previous “Credited Service” in the Retirement Plan for Employees of Hawaiian Electric Industries, Inc. and Participating Subsidiaries (the “HEI Retirement Plan”) (i.e., Ms. Lau will begin to accrue “Credited Service” for purposes of the Excess Pay Plan as of January 1, 2009).

ii. Ms. Lau’s “Credited Service” shall be capped at the difference between (A) the maximum number of years of “Credited Service” under the HEI Retirement Plan and (b) the number of years of “Credited Service” for which Ms. Lau accrued benefits under the HEI SERP.

iii. Ms. Lau’s “Final Average Compensation” shall be based on her average monthly “Compensation” for the thirty-six consecutive months during her participation in the Excess Pay Plan on or after January 1, 2009, that produces the highest average (or, if she has less than thirty-six consecutive months of such participation, her average monthly “Compensation” during her participation in the Excess Pay Plan on or after January 1, 2009).

3. Except as provided in this Addendum, all provisions of the Excess Pay Plan, as amended effective January 1, 2009, and further amended hereafter, shall apply to Ms. Lau’s Excess Pay Plan benefit. For example, subject to Sections 4.1(b)(2) and 4.3 of the Excess Pay Plan and any special transition election that Ms. Lau may be offered and may make in 2008, Ms. Lau’s Excess Pay Plan Benefit shall be paid at the time and in the form provided under Section 4.1(b)(1) of the Excess Pay Plan.

4. This Addendum shall be part of Appendix I of the Excess Pay Plan and shall be maintained by the employee benefits department of Hawaiian Electric Company, Inc. as part of the schedule identified in Appendix I.

Hawaiian Electric Industries, Inc. and Ms. Lau have executed this Addendum to the Hawaiian Electric Industries, Inc. Excess Pay Plan this 8th day of December, 2008.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

/s/ Constance H. Lau	By	/s/ Chet A. Richardson
Constance H. Lau		Its Senior Vice President-General Counsel
& Chief Administrative Officer

	By	/s/ Patricia U. Wong
Its Vice President-Administration

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